EXHIBIT 4.1




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated March 12, 1999 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts Series 78 as of March 12, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
March 12, 1999